EXHIBIT 10.37

FISCAL 2008 COMPENSATION ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

On April 10, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Alloy, Inc. (the “Company”) determined the base salaries for the fiscal year ended January 31, 2009 (“Fiscal 2008”) and the bonus compensation for services performed during fiscal year ended January 31, 2008 (“Fiscal 2007”) for executive officers of the Company, including Matthew C. Diamond, the Company’s Chief Executive Officer and Chairman of its Board of Directors; James K. Johnson, Jr., its President and Chief Operating Officer; Joseph D. Frehe, its Chief Financial Officer; Gina R. DiGioia, its Chief Legal Officer and Secretary; and Robert L. Bell, its Chief Technology Officer (the “Executives”). The following table sets forth a summary of the compensation for the Executives:

Executive Officer	Title	Fiscal 2008 Base Salary	Cash Bonus (1)	Value of Restricted Stock Grants ($)		Value of Stock Options ($)(2)	All Other Compensation
Matthew C. Diamond	Chief Executive Officer	$450,000	$250,000	$400,000	(3)	$200,000	—
James K. Johnson, Jr.	Chief Operating Officer	$450,000	$250,000	$400,000	(3)	$200,000	—
Joseph D. Frehe	Chief Financial Officer	$240,000	$50,000	$30,000	(4)	—	—
Gina R. DiGioia	Chief Legal Officer	$225,000	$35,000	$40,000	(5)	—	—
Robert L. Bell	Chief Technology Officer	$402,000	$20,000	$15,000	(6)	—	—

(1)	Represents a cash bonus for performance during Fiscal 2007, which was paid during Fiscal 2008.

(2)	Represents the dollar value of options to purchase shares of the Company’s common stock and consists of 69,420 options with a per-share exercise price of $6.98, which is the closing price of the Company’s common stock on April 10, 2008, the date of grant; the options vest equally over a three year period.

(3)	Represents the dollar value of restricted stock granted for services rendered during Fiscal 2007 and consists of: (i) 26,991 shares of restricted stock with a value of $200,000, subject to the terms of a restricted stock agreement executed by recipient and the Company, including the Company’s right of repurchase upon the occurrence of certain events and which right of repurchase lapses with respect to one-third of the granted shares on each of April 10, 2009, 2010 and 2011; and (ii) 28,671 shares of restricted stock with a value of $200,000, subject to the terms of a restricted stock agreement executed by recipient and the Company, including the Company’s right of repurchase lapsing when the average closing price of a share of Company common stock exceeds $8.89 for ten consecutive trading days following the grant date, provided that one-third of such shares shall vest no earlier than April 10, 2009, one-third shall vest no earlier than April 10, 2010 and the final one-third shall vest no earlier than April 10, 2011.

(4)	Represents the dollar value of restricted stock granted to Mr. Frehe for services rendered during Fiscal 2007 and consists of 4,049 shares of restricted stock granted on April 10, 2008 under our 2007 Employee, Director and Consultant Stock Incentive Plan, which shares are valued at $7.41 per share, the closing sale price of our common stock on March 28, 2008. The restrictions on these shares lapse annually over a three-year period, subject to our right of repurchase as outlined in a restricted stock agreement executed by Mr. Frehe and us.

(5)	Represents the dollar value of restricted stock granted to Ms. DiGioia for services rendered during Fiscal 2007 and consists of 5,398 shares of restricted stock granted on April 10, 2008 under our 2007 Employee, Director and Consultant Stock Incentive Plan, which shares are valued at $7.41 per share, the closing sale price of our common stock on March 28, 2008. The restrictions on these shares lapse annually over a three-year period, subject to our right of repurchase as outlined in a restricted stock agreement executed by Ms. DiGioia and us.

(6)	Represents the dollar value of restricted stock granted to Mr. Bell for services rendered during Fiscal 2007 and consists of 2,024 shares of restricted stock granted on April 10, 2008 under our 2007 Employee, Director and Consultant Stock Incentive Plan, which shares are valued at $7.41 per share, the closing sale price of our common stock on March 28, 2008. The restrictions on these shares lapse annually over a three-year period, subject to our right of repurchase as outlined in a restricted stock agreement executed by Mr. Bell and us.